Exhibit 10.18

TRANSFER , ASSIGNMENT AND ASSUMPTION AGREEMENT

This Transfer, Assignment and Assumption Agreement (the “Agreement”) dated as of October 31, 2024 (the “Effective Date”) by and between MGO Global Inc., a Delaware corporation (“Assignor”), and Americana Liberty LLC, a Delaware limited liability company (“Assignee”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the License (as defined below).

A.	WHEREAS, Stand CO LLC, a Utah limited liability company (the “Licensor”), and the Assignor entered into that certain Commercial License Agreement dated May 11, 2023, a copy of which is attached hereto as an Exhibit A (the “License”);

B.	WHEREAS, the Assignee is a wholly owned subsidiary of the Assignor, and therefore shall be considered an Affiliate of the Assignor;

C.	WHEREAS, pursuant to Section 8(a) of the License, the rights and obligations under the License may be assigned or transferred by the Assignor to the Affiliate without consent of the Licensor, provided that the Assignor shall remain liable and responsible for the performance of all obligations and compliance with all other terms and conditions of the License by such Affiliate;

D.	WHEREAS, Assignee desires to have assigned to it all of Assignor’s right, title and interest, in and to the License and assume all of the Assignor’s duties and obligations thereunder (the “Obligations”) and Assignor agrees with such assignment and assumption on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by Assignor, the parties to this Agreement agree as follows:

1.	Assignor hereby assigns to Assignee, and Assignee hereby accepts from Assignor, all of Assignor’s interests, rights and benefits under the License.

2.	Assignor hereby assigns to the Assignee and Assignee hereby assumes from the Assignor all of the Obligations.

3.	After the Effective Date, Assignor agrees to make no further use of the License anywhere in the world, unless it is expressly authorized by the Assignee and Licensor in writing, and Assignor agrees to not challenge the validity of Assignee’s rights under the License.

4.	Assignor represents and warrants that as of the date of this Agreement, the Assignor is in a good standing under the License.

5.	The Assignor and the Assignee hereby represent and warrant that the signing of this Agreement does not violate third parties’ rights. In this sense, Assignor and the Assignee shall indemnify and hold the Licensor harmless from all losses resulting from a third-party claim against Licensor, which claim arises out of a breach of the aforesaid manifestation.

6.	This Agreement shall be binding on and shall inure to the benefit of the parties to this Agreement and their successors and assigns, if any.

7.	Miscellaneous.

(a)	This Agreement and all exhibits hereto constitute the entire agreement of the parties hereto regarding the subject matter hereof. No modifications of or additions to this Agreement shall have effect unless in writing and properly executed by both parties, making specific reference to this Agreement by date, parties, and subject matter.

(b)	This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles, and shall be enforceable against the parties in the courts of New York, New York. For such purpose, each party hereby irrevocably submits to the jurisdiction of such courts and agrees that all claims in respect of this Agreement may be heard and determined in any of such courts.

(c)	This Agreement may be signed by each party separately, in which case attachment of all of the parties’ signature pages to this Agreement shall constitute a fully-executed agreement.

(d)	Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year above written.

ASSIGNOR		ASSIGNEE

MGO GLOBAL INC.,		AMERICANA LIBERTY LLC,
a Delaware corporation		a Delaware limited liability company

By:		By:
Name:	Julian Groves	Name:	Maximiliano Ojeda
Title:	COO	Title:	Manager

EXHIBIT A

Copy of Commercial License Agreement

dated March 11, 2023